Exhibit 99.1

OCEANFIRST FINANCIAL CORP.

CREDIT METRICS

ALL AMOUNTS AT DECEMBER 31, 2008

UNLESS OTHERWISE NOTED

One-to-Four Family Loans

Average size of mortgage loans	$188,000

Interest-only loans - Amount	$172.9 million
- Percent of total one-to-four family loans	16.7%

Stated income loans - Amount	$60.0 million
- Percent of total one-to-four family loans	5.8%

Weighted average loan-to-value ratio	63%

Weighted average loan-to-value ratio of loans originated for the year ended December 31, 2008	69%

Average FICO score	739

Average FICO score of loans originated for the year ended December 31, 2008	740

Percent of jumbo loans at origination	47.2%

Percent of loans outside the New York/New Jersey market	7.3%

Percent of loans for second homes	8.1%

Commercial Real Estate

Average size of commercial real estate loans	$445,000

Largest commercial real estate loan	$8.3 million

Maximum exposure to single borrower (5 credits)	$11.5 million
- Amount outstanding	$ 8.8 million

Largest relationship outstanding (8 credits)	$10.8 million

Residential/commercial construction loans	$30.0 million
- Percent of total loans	1.8%

Commercial Loans

Average size of commercial loan	$129,000

Largest commercial loan	$5.9 million